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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Anixter International Inc. for the registration of $378,135,000 of its Liquid Yield Option Notes Due 2033 and to the incorporation by reference therein of our report dated February 3, 2003, with respect to the consolidated financial statements and schedules of Anixter International Inc. included in its Annual Report (Form 10-K) for the year ended January 3, 2003, filed with the Securities and Exchange Commission.



Chicago, Illinois                                         ERNST & YOUNG, LLP
September 11, 2003